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                                                                           EX-23





                        CONSENT OF INDEPENDENT AUDITORS



        We consent to the incorporation in this Annual Report (Form 10-K) of The Standard Register Company of our report dated January 26, 1996 on our audits of the financial statements of The Standard Register Company as of December 31, 1995 and January 1, 1995 and for each of the three years in the period ended December 31, 1995.





                                                 /S/ BATTELLE & BATTELLE PLL

                                                     BATTELLE & BATTELLE PLL




Dayton, Ohio
March 15, 1996





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